UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2021

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 697-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	LBAI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on July 11, 2021, Lakeland Bancorp, Inc., a New Jersey corporation (“Lakeland”) and 1st Constitution Bancorp, a New Jersey corporation (“1st Constitution”), entered into an Agreement and Plan of Merger (the “merger agreement”). Pursuant to the terms and subject to the conditions set forth in the merger agreement, 1st Constitution will merge with and into Lakeland, with Lakeland as the surviving entity (the “merger”).

In connection with the proposed merger, Lakeland filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus, as amended, and 1st Constitution filed a definitive proxy statement, and Lakeland filed a definitive proxy statement/prospectus, with the SEC dated October 15, 2021 (collectively, the “joint proxy statement/prospectus”), which 1st Constitution and Lakeland first mailed to their respective shareholders on or about October 20, 2021.

As disclosed in the joint proxy statement/prospectus, on September 29, 2021, a putative class action captioned Vigliotti v. 1st Constitution Bancorp et al. was filed in the Superior Court of New Jersey, Middlesex County, Chancery Division, naming as defendants 1st Constitution and the members of the 1st Constitution board of directors, challenging the disclosures made in connection with the merger (the “Complaint”). The Complaint alleges, among other things, that the preliminary joint proxy statement/prospectus filed by Lakeland with the SEC on August 27, 2021 contains materially incomplete and misleading information regarding the process that culminated in the merger agreement and the proposed transaction, the valuation analyses performed by 1st Constitution’s financial advisor, and potential conflicts of interest in connection with the proposed transaction. The relief sought includes enjoining the consummation of the merger unless and until certain additional and allegedly material information is disclosed to 1st Constitution’s shareholders, rescinding the merger, to the extent already implemented, or granting rescissory damages, directing the individual defendants to account to the plaintiff for all alleged damages suffered as a result of their alleged wrongdoing, and awarding the plaintiff the cost and disbursements of the action, including reasonable attorneys’ and experts’ fees. On October 12, 2021, the plaintiff filed a motion for expedited discovery.

As disclosed in the joint proxy statement/prospectus, Lakeland and 1st Constitution have also received a demand letter from another 1st Constitution shareholder challenging the disclosures made in connection with the merger. 1st Constitution subsequently received two demand letters from shareholders, one of which was also directed to Lakeland, that challenge disclosures made in connection with the merger.

1st Constitution, Lakeland and the other defendants believe that all allegations in the Complaint and the demand letters are without merit, and further believe that no supplemental disclosure is required under applicable laws. However, to diminish the risk that lawsuits may delay or otherwise adversely affect the consummation of the merger and to minimize the expense of defending such actions, and without admitting any liability or wrongdoing, 1st Constitution and Lakeland have agreed to supplement the joint proxy statement/prospectus as described in this Current Report on Form 8-K (this “report”). In consideration of the supplemental disclosures, the plaintiff named in the Complaint has agreed that he will consider his claims mooted and will withdraw the motion for expedited discovery, and dismiss the Complaint. Nothing in this report shall be deemed an admission of the legal necessity or materiality under applicable law of any of the supplemental disclosures set forth herein.

SUPPLEMENTAL INFORMATION TO THE JOINT PROXY STATEMENT/PROSPECTUS

The following information supplements the joint proxy statement/prospectus and should be read in conjunction with the disclosures contained in the joint proxy statement/prospectus, which should be read in its entirety. To the extent that information set forth herein differs from or updates information contained in the joint proxy statement/prospectus, the information contained herein supersedes the information contained in the joint proxy statement/prospectus. All page references are to pages in the joint proxy statement/prospectus dated October 15, 2021, and any defined terms used but not defined herein shall have the meanings set forth in the joint proxy statement/prospectus. Without admitting in any way that the disclosures below are material or otherwise required by law, rule or regulation, 1st Constitution and Lakeland make the following amended and supplemental disclosures to the joint proxy statement/prospectus:

Background of the Merger

The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby supplemented by deleting the penultimate sentence of the second paragraph on page 55 of the joint proxy statement/prospectus and replacing it with the following:

The 1st Constitution board then discussed, considered, recommended and ultimately directed that 1st Constitution engage in a targeted approach to a pre-determined list of four prospective buyers, which would involve a two-stage bidding process.

The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby revised by deleting the third paragraph on page 55 of the joint proxy statement/prospectus and replacing it with the following:

In early March 2021, 1st Constitution entered into non-disclosure agreements with Lakeland and three other institutions (Party A, Party B and Party C) that were seen as the best of the likely transaction partners. Each of the non-disclosure agreements contained “don’t ask, don’t waive” standstill provisions prohibiting the potential bidder from effecting or seeking to effect certain transactions with respect to 1st Constitution or 1st Constitution securities for a period of three years following the date of the agreement, and from publicly requesting a waiver of such provisions. From March 17 through March 26, 2021, Mr. Mangano and a representative of Raymond James met with executives of each of the potential bidders to discuss 1st Constitution and a potential transaction. In March 2021, each of these institutions was granted access to a virtual data room to conduct preliminary due diligence on 1st Constitution. Each of these potential counterparties was asked to provide a preliminary indication of interest by April 23, 2021, to address, among other things, pricing, form of consideration, contingencies, board and shareholder approvals, integration (including with respect to board members, management and employees), and timing.

On March 18, 2021, the 1st Constitution board designated a special committee consisting of Messrs. Charles S. Crow, III, William M. Rue, Edwin J. Pisani and Mangano to assist with evaluations concerning Project Sierra. As discussed further below, the special committee met with 1st Constitution’s advisers and reviewed proposed transaction terms and made recommendations to the 1st Constitution board, which retained the ultimate decision-making responsibility with respect to the proposed transaction. No conflict of interest prompted the formation of the special committee.

The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby supplemented by adding the following to the end of the fifth paragraph on page 55 of the joint proxy statement/prospectus:

Lakeland’s proposal sought to include Mr. Mangano on the post-closing Lakeland board, and Party A’s proposal sought to include two existing 1st Constitution directors on the post-closing Party A board, one of whom would be Mr. Mangano. Party B’s and Party C’s proposals did not address directorships.

The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby supplemented by adding the following to the end of the second full paragraph on page 56 of the joint proxy statement/prospectus:

Lakeland’s updated proposal continued to seek to include Mr. Mangano on the board of directors of the combined company, Party A’s updated proposal continued to seek to include two existing 1st Constitution directors on the board of directors of the combined company, one of whom would be Mr. Mangano, and Party B’s updated proposal sought to include Mr. Mangano on the board of directors of the combined company.

The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby supplemented by adding the following to the end of the first full paragraph on page 57 of the joint proxy statement/prospectus:

Following the commencement of this exclusivity arrangement, 1st Constitution did not engage in any further transaction discussions with Party A, Party B or Party C.

The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby revised by deleting the third sentence of the fifth full paragraph on page 57 of the joint proxy statement/prospectus and replacing it with the following:

The summary by Raymond James also included a review of pro forma financial impacts of the merger, a Lakeland equivalent dividend comparison, a comparison of value per share with that of the June 4 proposal from Party A, a contribution analysis, a market overview, including price performance, and current market trading levels. When comparing the annual cash dividend per share received by a 1st Constitution shareholder to the annual cash dividend per share such shareholder would receive as a Lakeland shareholder following a merger in accordance with the Lakeland proposal, the Raymond James summary indicated that it was anticipated that the 1st Constitution shareholder would see an increase of approximately 83%.

The disclosure under the heading “Description of the Merger—Background of the Merger” is hereby supplemented by adding the following as a new paragraph after the fourth full paragraph on page 58 of the joint proxy statement/prospectus:

Other than as set forth above, Mr. Mangano’s appointment to the Lakeland board was not the subject of any negotiations regarding the merger.

Opinion of 1st Constitution’s Financial Advisor

The disclosure under the heading “Description of the Merger—Opinion of 1st Constitution’s Financial Advisor—Material Financial Analyses” is hereby revised by deleting the first two paragraphs under the subheading “Discounted Cash Flow Analysis” on page 76 of the joint proxy statement/prospectus and replacing them with the following:

Raymond James analyzed the discounted present value of each of 1st Constitution’s and Lakeland’s projected free cash flows for the nine months ending December 31, 2021 and the calendar years ending December 31, 2022 through 2025 on a standalone basis.

The following table sets forth the unaudited projected free cash flows of 1st Constitution used in the discounted cash flow analysis, which were determined by Raymond James using the 1st Constitution projections provided to Raymond James by 1st Constitution:

(in thousands)	1st Constitution
	For the Three Months Ended March 31, 2021	For the Nine Months Ending December 31, 2021E	For the Years Ending December 31,
			2022E	2023E	2024E	2025E(1)
Free Cash Flows (undiscounted)	$4,542	$22,988	$16,271	$17,264	$19,321	$20,274

(1)	Does not include the implied terminal value.

The following table sets forth the unaudited projected free cash flows of Lakeland used in the discounted cash flow analysis, which were determined by Raymond James using the Lakeland projections that were prepared by Lakeland, the use of which by Raymond James was approved by 1st Constitution:

(in thousands)	Lakeland
	For the Three Months Ended March 31, 2021	For the Nine Months Ending December 31, 2021E	For the Years Ending December 31,
			2022E	2023E	2024E	2025E(1)
Free Cash Flows (undiscounted)	$(41,892)	$57,642	$55,790	$52,323	$54,156	$55,818

(1)	Does not include the implied terminal value.

Raymond James calculated the above unaudited undiscounted projections of free cash flows of 1st Constitution and Lakeland used in the discounted cash flow analysis (the “unaudited cash flow projections”) based upon 1st Constitution’s and Lakeland’s financial projections provided to Raymond James and upon certain other estimates and assumptions made by Raymond James. The unaudited cash flow projections are also based on assumptions set forth in the Raymond James opinion attached as Annex B to this joint proxy statement/prospectus.

Neither Lakeland nor 1st Constitution as a matter of course makes public projections as to future performance, revenues, earnings, cash flows or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. The inclusion of the unaudited cash flow projections should not be regarded as an indication that any of 1st Constitution, Lakeland or Raymond James, their respective representatives or any other recipient of this information considered, or now considers, the unaudited cash flow projections to be necessarily predictive of actual future results, or that they should be construed as financial guidance, and they should not be relied on as such. The unaudited cash flow projections were prepared solely for internal use and are subjective in many respects. While presented with numeric specificity, this information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Lakeland’s and 1st Constitution’s business, all of which are difficult to predict and many of which are beyond each party’s control. The unaudited cash flow projections reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited cash flow projections and the underlying estimates and assumptions will be realized. In addition, since the unaudited cash flow projections cover multiple years, such projections by their nature become subject to greater uncertainty with each successive year. Actual cash flows may differ materially from the unaudited cash flow projections, and important factors that may affect actual results and cause the unaudited cash flow projections to be inaccurate include, but are not limited to, risks and uncertainties relating to Lakeland’s and 1st Constitution’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement About Forward-Looking Statements” beginning on pages 23 and 33, respectively, of this joint proxy statement/prospectus.

The unaudited cash flow projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with accounting principles generally accepted in the United States (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited cash flow projections require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in each party’s historical financial statements prepared in accordance with GAAP. Neither Lakeland’s nor 1st Constitution’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited cash flow projections contained in this document, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the unaudited cash flow projections do not consider any circumstances or events occurring after the date they were prepared. No assurance can be given that, had the unaudited cash flow projections been prepared as of the date of this document, similar estimates and assumptions would be used. Neither Lakeland nor 1st Constitution intends to, and each party disclaims any obligation to, make publicly available any update or other revision to the unaudited cash flow projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited cash flow projections do not consider the possible financial and other effects on either 1st Constitution or Lakeland, as applicable, of the merger and do not attempt to predict or suggest future cash flows or other results of the combined company after giving effect to the merger. The unaudited cash flow projections do not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the resulting company as a result of the merger, the effect on either 1st Constitution or Lakeland, as applicable, of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. The unaudited cash flow projections do not consider the effect on either 1st Constitution or Lakeland, as applicable, of any possible failure of the merger to occur. By inclusion of the unaudited cash flow projections in this document, none of 1st Constitution, Lakeland or Raymond James or their respective affiliates, associates, officers, directors, advisors, agents or other representatives makes any representation to any shareholder of 1st Constitution, shareholder of Lakeland or any other person regarding 1st Constitution’s or Lakeland’s ultimate performance or cash flows compared to the information contained in the unaudited cash flow projections or that the unaudited cash flow projections will be achieved. The inclusion of the unaudited cash flow projections in this document should not be deemed an admission or representation by 1st Constitution or Lakeland that such projections are viewed as material information, particularly in light of the inherent risks and uncertainties associated with such projections. The unaudited cash flow projections are not being included to influence a shareholder’s decision whether to vote to approve the merger, but are being provided solely because they were used by Raymond James in the preparation of its opinion regarding the fairness, from a financial point of view, of the merger to the holders of 1st Constitution common stock.

In light of the foregoing, and considering that the special meetings of Lakeland’s and 1st Constitution’s shareholders will be held many months after the unaudited cash flow projections were prepared, as well as the uncertainties inherent in any projected information, shareholders are cautioned not to place unwarranted reliance on such information, and Lakeland and 1st Constitution urge all shareholders to review Lakeland’s and 1st Constitution’s financial statements and other information contained or incorporated by reference in this joint proxy statement/prospectus for a description of Lakeland’s and 1st Constitution’s respective businesses and reported financial results as filed with the SEC.

Consistent with the periods included in the projections, Raymond James used estimated calendar year 2025 as the final year for the analysis and applied multiples, ranging from 10.4x to 12.4x for 1st Constitution and 12.8x to 14.8x for Lakeland, to estimated calendar year 2025 earnings in order to derive a range of estimated terminal values for each of 1st Constitution and

Lakeland in 2025. Raymond James arrived at this multiple range for Lakeland by using the median of the historical 5-year price to next twelve month EPS multiple for the NASDAQ Bank Index of approximately 13.8x and added 1.0x to get the high of that range and subtracted 1.0x to get the low of that range. Raymond James arrived at this multiple range for 1st Constitution by using the median of the historical 5-year price to next twelve month EPS multiple for the SNL US Bank $1B - $5B (total assets) index of approximately 11.4x and added 1.0x to get the high of that range and subtracted 1.0x to get the low of that range. Raymond James arrived at its discount rate range by using the Modified CAPM (Capital Asset Pricing Model) methodology as presented in the 2020 Duff & Phelps Valuation Handbook to estimate 1st Constitution’s discount rate at approximately 12.25% and Lakeland’s discount rate at approximately 11.42% and then added 1.0% to get the high of that range and subtracted 1.0% to get the low of that range of estimated discount rates.

The disclosure under the heading “Description of the Merger—Opinion of 1st Constitution’s Financial Advisor—Material Financial Analyses—Selected Companies Analysis” is hereby revised by deleting the first sentence of the second full paragraph on page 77 of the joint proxy statement/prospectus and replacing it with the following:

Raymond James calculated various financial multiples, as set forth below, for each selected company, including closing price per share on July 9, 2021 compared to (i) basic tangible book value per share at March 31, 2021 as shown by S&P Global Market Intelligence; (ii) core earnings per share for the twelve months ended March 31, 2021, with core being defined as net income before extraordinary items, less net income attributable to non-controlling interest, gain on sale of securities, amortization of intangibles, goodwill, and nonrecurring items, as defined by S&P Global Market Intelligence; and (iii) consensus forward operating earnings per share for the 2021 fiscal year based on S&P Global Market Intelligence data.

The disclosure under the heading “Description of the Merger—Opinion of 1st Constitution’s Financial Advisor—Material Financial Analyses—Selected Companies Analysis” is hereby supplemented by adding the following table after the second sentence of the second full paragraph on page 77 of the joint proxy statement/prospectus:

	Price / TBV	Price / LTM Core EPS	Price / 2021E EPS
Selected Companies for Lakeland
First Commonwealth Financial Corporation (FCF)	173	11.5	10.3
Flushing Financial Corporation (FFIC)	104	10.5	8.8
Tompkins Financial Corporation (TMP)	188	12.0	12.8
The Bancorp, Inc. (TBBK)	223	14.4	13.1
Univest Financial Corporation (UVSP)	139	9.4	9.1
Peapack-Gladstone Financial Corporation (PGC)	121	13.1	11.2
Financial Institutions, Inc. (FISI)	124	8.2	8.0

Selected Companies for 1st Constitution
BCB Bancorp, Inc. (BCBP)	103	12.6	8.4
Howard Bancorp, Inc. (HBMD)	115	18.6	13.0
Citizens & Northern Corporation (CZNC)	163	16.1	12.3
The Community Financial Corporation (TCFC)	109	10.3	8.8
Evans Bancorp, Inc. (EVBN)	130	10.1	10.0
Shore Bancshares, Inc. (SHBI)	110	12.1	13.9
Unity Bancorp, Inc. (UNTY)	129	9.0	7.4
Penns Woods Bancorp, Inc. (PWOD)	113	11.4	—
First United Corporation (FUNC)	100	6.8	6.3
The Bank of Princeton (BPRN)	97	12.2	9.6
Franklin Financial Services Corporation (FRAF)	107	8.9	—
FNCB Bancorp, Inc. (FNCB)	94	8.8	—

The disclosure under the heading “Description of the Merger—Opinion of 1st Constitution’s Financial Advisor—Material Financial Analyses—Selected Transactions Analysis” is hereby revised by deleting the first sentence of the first full paragraph on page 79 of the joint proxy statement/prospectus and replacing it with the following:

Raymond James examined valuation multiples, as set forth below, of transaction value compared to the target companies’ (i) basic tangible book value per share at March 31, 2021; (ii) LTM core earnings per share; and (iii) premium to tangible book value divided by core deposits (calculated as total deposits less time deposits greater than $100,000), in each case as shown by S&P Global Market Intelligence.

	Closing Date	Transaction Value ($M)	TV / TBV	TV / LTM Core EPS	Premium to Core Deposits
Selected National Transactions
Columbia Banking System, Inc. (WA) / Bank of Commerce Holdings (CA)	10/1/2021	268.8	166	14.7	7.1
First Foundation Inc. (TX) / TGR Financial, Inc. (FL)	Pending	295.1	180	17.2	7.4
United Bankshares, Inc. (WV) / Community Bankers Trust Corporation (VA)	Pending	305.3	177	14.2	11.7

First Bancorp (NC) / Select Bancorp, Inc. (NC)	10/15/2021	314.3	187	23.8	11.0
Enterprise Financial Services Corp (MO) / First Choice Bancorp (CA)	7/21/2021	403.9	200	13.5	13.1
Nicolet Bankshares, Inc. (WI) / Mackinac Financial Corporation (MI)	9/3/2021	248.3	173	18.3	NA
VyStar Credit Union (FL) / Heritage Southeast Bancorporation Inc. (GA)	Pending	194.4	183	43.6	7.4
Peoples Bancorp Inc. (OH) / Premier Financial Bancorp, Inc. (WV)	9/17/2021	292.4	141	12.9	NA
Banc of California, Inc. (CA) / Pacific Mercantile Bancorp (CA)	10/18/2021	247.8	156	29.2	6.7
Selected Regional Transactions
Valley National Bancorp (NY) / The Westchester Bank Holding Corporation (NY)	Pending	220.2	169	18.0	8.6
Shore Bancshares, Inc. (MD) / Severn Bancorp, Inc. (MD)	Pending	146.2	134	21.7	4.7
Dollar Mutual Bancorp (PA) / Standard AVB Financial Corp. (PA)	5/28/2021	161.3	140	22.5	6.8
Provident Financial Services, Inc. (NJ) / SB One Bancorp (NJ)	7/31/2020	212.1	125	9.2	3.3
Flushing Financial Corporation (NY) / Empire Bancorp, Inc. (NY)	10/30/2020	111.4	141	31.0	3.6
Sandy Spring Bancorp, Inc. (MD) / Revere Bank (MD)	4/1/2020	460.7	180	14.8	12.9
ConnectOne Bancorp, Inc. (NJ) / Bancorp of New Jersey, Inc. (NJ)	1/2/2020	113.4	123	19.6	4.6
OceanFirst Financial Corp. (NJ) / Country Bank Holding Company, Inc. (NY)	1/1/2020	102.2	121	9.8	7.5

OceanFirst Financial Corp. (NJ) / Two River Bancorp (NJ)	1/1/2020	181.2	175	15.4	9.5
Columbia Financial, Inc. (MHC) (NJ) / Stewardship Financial Corporation (NJ)	11/1/2019	137.2	167	17.3	8.2
S&T Bancorp, Inc. (PA) / DNB Financial Corporation (PA)	11/30/2019	206.0	208	19.2	11.5

The disclosure under the heading “Description of the Merger—Opinion of 1st Constitution’s Financial Advisor—Additional Considerations” is hereby revised by deleting the second full sentence on page 81 of the joint proxy statement/prospectus and replacing it with the following:

For these services provided to 1st Constitution and/or its subsidiaries, Raymond James was paid commissions and earned revenue, in total, of approximately $152,000. For the services provided to Lakeland and/or its subsidiaries, Raymond James was paid commissions and earned revenue, in total, of approximately $2,002,000.

Unaudited Prospective Financial Information

The disclosure under the heading “Description of the Merger—Unaudited Prospective Financial Information” is hereby supplemented by adding the following to the end of the first partial paragraph on page 83 of the joint proxy statement/prospectus:

Since the date of the 1st Constitution unaudited prospective financial information, 1st Constitution has made publicly available its results for the three and six months ended June 30, 2021 and the three and nine months ended September 30, 2021. For this information, shareholders should review 1st Constitution’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed with the SEC on August 9, 2021, which is incorporated by reference in this joint proxy statement/prospectus, and the press release reporting 1st Constitution’s earnings and other financial results for the three and nine months ended September 30, 2021, which was furnished as Exhibit 99.1 to 1st Constitution’s Current Report on Form 8-K furnished to the SEC on October 22, 2021, which is not incorporated by reference herein and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained in this report are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving 1st Constitution’s or Lakeland’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “projections,” “prospects,” “forecast,” “guidance,” “goal,” “objective” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger or the merger of 1st

Constitution Bank with and into Lakeland Bank (the “bank merger”), including future financial and operating results of Lakeland, 1st Constitution or the resulting company following the merger, the resulting company’s plans, objectives, expectations and intentions, the expected timing of the completion of the merger, financing plans and the availability of capital, the likelihood of success and impact of litigation and other statements that are not historical facts. These statements are only predictions based on Lakeland’s and 1st Constitution’s current expectations and projections about future events. There are important factors that could cause Lakeland’s and 1st Constitution’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described in the section entitled “Risk Factors” in the joint proxy statement/prospectus.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in Lakeland’s and 1st Constitution’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	the effects of the COVID-19 pandemic on the economy generally and on Lakeland and 1st Constitution in particular;

•	the inability to close the merger and the bank merger in a timely manner;

•

the failure to complete the merger due to the failure of Lakeland shareholders to approve the Lakeland share issuance or of 1st Constitution shareholders to approve the merger agreement and the merger;

•	failure to obtain applicable regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule;

•	the potential impact of the announcement or consummation of the proposed merger on relationships with third parties, including customers, employees, and competitors;

•	business disruption following the merger;

•	difficulties and delays in integrating the Lakeland and 1st Constitution businesses or fully realizing cost savings and other benefits;

•	each of 1st Constitution’s and Lakeland’s potential exposure to unknown or contingent liabilities of the other party;

•	the challenges of integrating, retaining, and hiring key personnel;

•	failure to attract new customers and retain existing customers in the manner anticipated;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	changes in Lakeland’s or 1st Constitution’s stock price before closing, including as a result of the financial performance of Lakeland or 1st Constitution prior to closing;

•

operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which Lakeland and 1st Constitution are highly dependent;

•

changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the United States Government, including policies of the United States Department of the Treasury and the Federal Reserve;

•

changes in interest rates, which may affect Lakeland’s or 1st Constitution’s net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of Lakeland’s or 1st Constitution’s assets, including its investment securities;

•	potential changes to the Internal Revenue Code;

•	changes in accounting principles, policies, practices, or guidelines;

•	changes in Lakeland’s or 1st Constitution’s credit ratings or in Lakeland’s or 1st Constitution’s ability to access the capital markets;

•	natural disasters, war, terrorist activities or pandemics; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting Lakeland’s or 1st Constitution’s operations, pricing, and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond Lakeland’s or 1st Constitution’s control.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

For any forward-looking statements made in this report, Lakeland claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

You are cautioned not to place undue reliance on these statements, which speak only as of the date of this report. Except to the extent required by applicable law, Lakeland does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. All forward-looking statements concerning the merger or other matters addressed in this report and attributable to Lakeland or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this report.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Lakeland filed with the SEC a registration statement that includes a joint proxy statement of Lakeland and 1st Constitution that also constitutes a prospectus of Lakeland. The definitive joint proxy statement/prospectus was mailed to the respective shareholders of Lakeland and 1st Constitution on or about October 20, 2021. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY AMENDMENTS OR SUPPLEMENTS TO SUCH MATERIALS, BECAUSE THESE MATERIALS CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Lakeland and 1st Constitution with the SEC at the SEC’s web site at www.sec.gov. Lakeland’s documents may be accessed and downloaded for free at Lakeland’s website at www.lakelandbank.com or by directing a request to Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 (973-697-2000). 1st Constitution’s documents may be accessed and downloaded for free at 1st Constitution’s website at www.1stconstitution.com or by directing a request to Investor Relations, 1st Constitution Bancorp, 2650 Route 130, P.O. Box 634, Cranbury, New Jersey 08512 (609-655-4500).

PARTICIPANTS IN THE SOLICITATION

Lakeland, 1st Constitution and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Lakeland’s and 1st Constitution’s shareholders in respect of the proposed merger. Information regarding the directors and executive officers of Lakeland may be found in its definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2021 and can be obtained free of charge from Lakeland’s website. Information regarding the directors and executive officers of 1st Constitution may be found in its definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on April 22, 2021 and can be obtained free of charge from 1st Constitution’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interest, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed or to be filed with the SEC, when available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAKELAND BANCORP, INC.

DATE: November 9, 2021	By:	/s/ Timothy J. Matteson
Timothy J. Matteson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary